SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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Check the appropriate box:

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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              ACNIELSEN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ]  Fee paid previously with preliminary materials

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     fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     4)  Date Filed:

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


 ACNIELSEN LOGO                             177 Broad Street, Stamford, CT 06901



                                            March 12, 1999


Dear Shareholder:

     You are invited to attend the 1999 Annual Meeting of Shareholders of ACNielsen Corporation on Wednesday, April 14, 1999 at 9:00 A.M. at 1209 Orange Street, Wilmington, Delaware.

     The attached Notice of Annual Meeting and Proxy Statement describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 1998 is also enclosed.

     Your vote is important. Accordingly, whether or not you plan to attend the meeting, please ensure that your shares are represented by voting your proxy. Proxies can be voted by telephone, Internet or mail. Voting your proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person.


                                        Sincerely,


                                        /s/ NICHOLAS L. TRIVISONNO
                                        --------------------------------------
                                            NICHOLAS L. TRIVISONNO
                                            Chairman and Chief Executive Officer

                                 ACNIELSEN LOGO
                      177 Broad Street, Stamford, CT 06901


                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    ----------------------------------------


TIME ....................    9:00 A.M. on Wednesday, April 14, 1999

PLACE ...................    1209 Orange Street, Wilmington, Delaware

ITEMS OF BUSINESS .......    1. To elect four Class III directors for a
                                three-year term.

                             2. To consider and vote upon the ratification of
                                the selection of independent public accountants to audit the Company's consolidated financial statements for 1999.

                             3. To transact such other business as may
                                properly come before the meeting or any
                                adjournment thereof. The Company knows of no other business to be brought before the meeting.

RECORD DATE .............    You can vote if you were a shareholder of record
                             at the close of business on February 19, 1999.

ANNUAL REPORT ...........    Our 1998 Annual Report, which is not part of the
                             proxy soliciting material, is enclosed.

PROXY VOTING ............    It is important that your shares be represented
                             and voted at the Annual Meeting. Please vote in one of these ways:

                             1. USE THE TELEPHONE NUMBER shown on the proxy
                                card (this call is toll free in the U.S.);

                             2. VISIT THE WEB SITE named on the proxy card to
                                vote via the Internet; OR

                             3. MARK, SIGN, DATE AND PROMPTLY RETURN the
                                enclosed proxy card in the return envelope.

                             Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.



                                                /s/ ELLENORE O'HANRAHAN
                                                --------------------------------
March 12, 1999                                      Ellenore O'Hanrahan
                                                    Secretary

                                 PROXY STATEMENT

     These proxy materials are delivered in connection with the solicitation by the Board of Directors of ACNielsen Corporation ("ACNielsen" or the "Company") of proxies to be voted at our 1999 Annual Meeting of Shareholders to be held on April 14, 1999 and at any adjournment or postponement of that meeting. These proxy materials are being mailed starting approximately March 12, 1999.

     The principal executive offices of ACNielsen are located at 177 Broad Street, Stamford, Connecticut 06901 and its telephone number is (203) 961-3000.


SHAREHOLDERS ENTITLED TO VOTE

     Holders of record of ACNielsen common shares at the close of business on February 19, 1999 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 57,586,860 common shares outstanding and the Company had no other voting securities outstanding. Each such share is entitled to one vote on each matter properly brought before the Meeting.

VOTING -- IN GENERAL

     Your vote is important and the Board of Directors urges you to exercise your right to vote. Shareholders of record may vote their proxies by telephone, Internet or mail. A telephone number and Web site address are included on your proxy card. If you choose to vote by mail, a return envelope is provided.

     If your shares are held in the name of a bank, broker or other holder of record, you should receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning stock through certain banks and brokers.

VOTING BY TELEPHONE

     You can vote by telephone by calling the telephone number on your proxy card (at no cost to callers in the United States). Telephone voting is available 24 hours a day until 8:00 A.M. on April 14, 1999. Easy-to-use voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using individual control numbers. Your individual control number is printed on your proxy card. If you vote by telephone, you do not need to return your proxy card. If you are located outside the U.S., see your proxy card for additional instructions.

VOTING BY INTERNET

     You can also choose to vote via the Internet. The Web site for Internet voting is on your proxy card. Internet voting is available 24 hours a day until 5:00 P.M. on April 13, 1999. As with telephone voting, easy-to-use screen prompts allow you to vote your shares and confirm that your instructions have been properly recorded. For authentication purposes, Internet voting also requires the use of the individual control number printed on your proxy card. If you vote via the Internet, you do not need to return your proxy card.

VOTING BY MAIL

     If you choose to vote by mail, simply mark your proxy card, date and sign it and return it in the return envelope included with this mailing.

REVOKING PROXIES

     You may revoke a proxy at any time before it is exercised by voting the proxy again (either by telephone, Internet or mail) as of a later date, by giving written notice of revocation to the Secretary of ACNielsen, or by attending the meeting and voting in person.

VOTING OF PROXIES

     Proxies must be received by the beginning of the Annual Meeting. All shares for which proxies have been properly given and that are not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not indicate how your shares should be voted as to any matter listed on the proxy card, your shares will be voted as to that matter in accordance with the recommendations of the Board of Directors. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you.

SHARES HELD IN THE ESOP OR SAVINGS PLAN

     The above paragraph does not apply to shares held in the ACNielsen Corporation Employee Stock Ownership Plan (the "ESOP") or the ACNielsen Corporation Savings Plan (the "Savings Plan"). If you participate in those plans, the trustee of the plans has agreed that the proxy will serve as your voting instruction to the trustee with respect to the shares you hold through such plans. The same proxy will also serve as voting instructions for shares that you hold in your own name. Proxies covering shares in the plans must be received prior to April 7, 1999. If we do not receive your proxy by that date or if you sign the card but do not give voting instructions, the trustee of the plans will vote your plan shares in the same proportion as the shares in such plan for which it has received instructions, except as otherwise required by law.

VOTING AT THE ANNUAL MEETING

     The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

QUORUM AND VOTING REQUIREMENTS

     ACNielsen's by-laws provide that the holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     Directors will be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote. Abstentions and broker "non-votes" will not be counted for purposes of the election of directors.

PROXY SOLICITATION

     Employees of ACNielsen may communicate with Shareholders personally or by telephone, facsimile or mail to solicit their proxies for the 1999 Annual Meeting. ACNielsen has also retained the firm of Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee estimated at $10,000 plus expenses. ACNielsen will pay all expenses related to such solicitations of proxies. ACNielsen and Innisfree M&A Incorporated will request banks and brokers to solicit proxies from their customers where appropriate and will reimburse them for reasonable out-of-pocket expenses.

SPIN-OFF FROM DUN & BRADSTREET

     The Company began operating as an independent, publicly-held company on November 1, 1996 as a result of its spin-off (the "Spin-Off") on that date from The Dun & Bradstreet Corporation ("Dun & Bradstreet"). Prior to the Spin-Off, the Company operated as a wholly-owned business of Dun & Bradstreet.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following tables set forth (i) the number of shares of ACNielsen Common Stock beneficially owned by each of the directors, each of the executive officers named in the Summary Compensation Table below, and all present directors and executive officers of ACNielsen as a group, at December 31, 1998 and (ii) the name and address of the only persons known to ACNielsen to be the beneficial owners (the "Owners") of more than five percent of the outstanding Common Stock and the number of shares so owned, to ACNielsen's knowledge, on December 31, 1998. Such information is based upon information furnished by each such person or, in the case of each Owner, based upon a Schedule 13G or 13F filed by such Owner with the Securities and Exchange Commission ("SEC"). Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. Percentages are based upon the number of shares of ACNielsen Common Stock outstanding at December 31, 1998 plus, where applicable, the number of shares that the indicated person and group had a right to acquire within 60 days of such date.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                              Amount and Nature       Percent of
       Name                              of Beneficial Ownership(1)      Class
       ----                              --------------------------      -----
Robert H. Beeby ......................              9,572(2)               **
Robert J. Chrenc .....................            237,904*                 **
Michael P. Connors ...................            327,759*                 **
Earl H. Doppelt ......................            409,620*                 **
Donald W. Griffin ....................              8,572                  **
Thomas C. Hays .......................             10,572                  **
Karen L. Hendricks ...................             10,572                  **
Robert M. Hendrickson ................              9,572                  **
Robert Holland, Jr. ..................              9,710(3)               **
Robert J Lievense ....................            487,993*                 **
John R. Meyer ........................             10,704(4)               **
Brian B. Pemberton ...................              9,572(5)               **
Robert N. Thurston ...................             16,572(6)               **
Nicholas L. Trivisonno ...............            568,193*                 **
All Directors and Executive
  Officers as a Group ................          2,126,887*                3.6%

----------

* Includes purchases on the open market on November 4, 1996, the first day of regular way trading in the Company's Common Stock, in the amount of 45,607 shares in the case of Mr. Trivisonno, 28,504 shares in the case of Mr. Lievense, 28,504 shares in the case of Mr. Connors, 20,523 shares in the case of Mr. Doppelt and 20,523 shares in the case of Mr. Chrenc. Also includes purchases on the open market during the week commencing February 24, 1997 in the amount of 20,000 shares in the case of Mr. Trivisonno and 7,500 shares in the case of Mr. Lievense.

**   Less than 1%.

(1)  The share amounts indicated include the following:

      (i) Shares which may be acquired by exercising stock options as of December 31, 1998 or within 60 days thereafter: Messrs. Beeby, Griffin, Hays, Hendrickson, Holland, Meyer, Pemberton and Thurston, and Ms. Hendricks, 6,668 shares; Mr. Chrenc, 216,666 shares; Mr. Connors, 296,986 shares; Mr. Doppelt, 387,195 shares; Mr. Lievense, 450,184 shares; and Mr. Trivisonno, 500,940 shares.

     (ii) Shares of restricted stock granted under the Non-Employee Directors' Stock Incentive Plan: 1,904 shares for each of Messrs. Beeby, Griffin, Hays, Hendrickson, Meyer, Pemberton and Thurston, and Ms. Hendricks, and 2,042 shares for Mr. Holland.

    (iii) Shares held through the Employee Stock Ownership Plan: 715 shares for Mr. Chrenc, 723 shares for each of Messrs. Connors and Doppelt, 759 shares for Mr. Lievense and 785 shares for Mr. Trivisonno.

     As of December 31, 1998, the following directors also held stock units under the Non-Employee Directors' Deferred Compensation Plan: Mr. Hays, 2,251 units; Mr. Holland, 3,778 units; Mr. Pemberton, 4,344 units; and Mr. Thurston, 5,170 units. Each stock unit entitles the holder to receive one share of ACNielsen stock after termination of service as a director.

(2) Includes 1,000 shares held by spouse as to which Mr. Beeby has shared voting and shared investment power.

(3) Includes 1,000 shares owned jointly with spouse and as to which Mr. Holland has shared voting power and shared investment power.

(4) Includes 1,832 shares owned jointly with spouse and as to which Mr. Meyer has shared voting power and shared investment power.

(5) Includes 500 shares owned jointly with spouse and as to which Mr. Pemberton has shared voting power and shared investment power.

(6) Includes 2,000 shares owned jointly with spouse and as to which Mr. Thurston has shared voting power and shared investment power.

           BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT OF OUTSTANDING SHARES

                                                   Amount and Nature of
          Name and Address                         Beneficial Ownership    Percent of Class
          ----------------                         --------------------    ----------------
Harris Associates L.P., its
  general partner, Harris Associates, Inc.
  and Harris Associates Investment Trust
Two North LaSalle Street
Suite 500
Chicago, IL 60602 ..............................       6,899,529 (1)               12.06%

FMR Corp., Edward C. Johnson 3d
  and Abigail P. Johnson,
82 Devonshire Street
Boston, MA 02109 ...............................       5,790,180 (2)               10.14%

Richard C. Blum & Associates, L.P.
909 Montgomery Street
Suite 400
San Francisco, CA 94115 ........................       3,368,100 (3)                5.87%

Mellon Bank Corporation,
Boston Group Holdings, Inc. and
The Boston Company, Inc.
c/o Mellon Bank Corporation
One Mellon Bank Center
Pittsburgh, PA 15258 ...........................       2,883,244 (4)                5.04%


----------

(1) Harris Associates L.P. ("Harris L.P.") and its general partner, Harris Associates, Inc. ("General Partner"), have jointly filed, and Harris Associates Investment Trust ("Trust") has separately filed, a Schedule 13G with the SEC reporting that Harris L.P. and General Partner had, as of December 31, 1998, shared voting power over 6,899,529 shares of the Company's Common Stock (including 4,764,000 shares beneficially owned by the Trust), sole dispositive power over 2,135,529 shares and shared dispositive power over 4,764,000 shares (including 4,764,000 shares beneficially owned by the Trust).

(2) FMR Corp., Edward C. Johnson 3rd and Abigail P. Johnson have jointly filed a Schedule 13G with the SEC reporting that they had, as of December 31, 1998, sole dispositive power over 5,790,180 shares of the Company's Common Stock and that FMR Corp. also had sole voting power over 215,883 shares.

(3) Richard C. Blum & Associates, L.P. has filed a Schedule 13F with the SEC reporting that, as of December 31, 1998, it had sole voting power and sole dispositive power with respect to all of the shares set forth opposite its name in the table.

(4) Mellon Bank Corporation ("Mellon") and its subsidiaries Boston Group Holdings, Inc. ("BGH") and The Boston Company, Inc. ("BC") have jointly filed a Schedule 13G with the SEC reporting that, as of December 31, 1998, Mellon had (i) sole voting power over 2,372,691 shares of the Company's Common Stock (including 1,803,076 shares beneficially owned by BC and its parent BGH), (ii) shared voting power over 3,272 shares of the Company's Common Stock (including 0 shares beneficially owned by BC and BGH), (iii) sole dispositive power over 2,759,287 shares of the Company's Common Stock (including 2,194,639 shares beneficially owned by BC and BGH) and (iv) shared dispositive power over 34,408 shares of the Company's Common Stock (including 30,716 shares beneficially owned by BC and BGH).

                              ELECTION OF DIRECTORS

     The members of the Board of Directors of ACNielsen are classified into three classes. The members of one class are elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors are elected and have qualified.

     The Board of Directors has nominated Ms. Karen L. Hendricks and Messrs. Michael P. Connors, Robert Holland, Jr. and Robert N. Thurston for election as Class III Directors at the 1999 Annual Meeting for a three-year term expiring at the 2002 Annual Meeting of Shareholders. All of the nominees, other than Mr. Holland, were elected directors in 1996 prior to, and in anticipation of, the Spin-Off. Mr. Holland was elected a director in December 1996. The nominees comprise all current Class III Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF
THE NOMINEES LISTED ABOVE.                    ---

     Except where otherwise instructed, proxies will be voted for election of all the nominees, all of whom are now members of the Board. In the event, which is not now anticipated, that any of such nominees should become unavailable to serve for any reason, shares for which proxies have been received will be voted for a substitute nominee unless the number of directors constituting the full Board and Class III is reduced.

     Set forth below is the principal occupation of, and certain other information regarding, the nominees and other Directors whose terms of office will continue after the Annual Meeting.

              NOMINEES FOR CLASS III DIRECTORS FOR TERMS EXPIRING AT THE 2002 ANNUAL MEETING

                           Positions with     Director     Principal Occupation                   Other
        Name                  ACNielsen         Since     During Last Five Years      Age     Directorships
        ----                  ---------         -----     ----------------------      ---     -------------
Michael P. Connors       Vice Chairman and      1996    Vice Chairman, ACNielsen,     43
                         Director                       5/96 to present; Senior
                                                        Vice President, The Dun &
                                                        Bradstreet Corporation
                                                        (business information),
                                                        4/95 to 11/96; Senior Vice
                                                        President, American Express
                                                        Travel Related Services
                                                        (travel and financial
                                                        services), 9/89 to 3/95.

Karen L. Hendricks       Director               1996    Chairman, President and      50    Baldwin Piano & Organ
                                                        Chief Executive Officer,           Company;
                                                        Baldwin Piano & Organ              Columbia Energy Group.
                                                        Company (manufacturer of
                                                        musical instruments), 1/97
                                                        to present; President and
                                                        Chief Executive Officer,
                                                        11/94 to 1/97; Executive
                                                        Vice President & General
                                                        Manager, Skin Care
                                                        Division, The Dial Corp
                                                        (consumer products), 5/92
                                                        to 9/94.

Robert Holland, Jr.      Director               1996    President and Chief           58   Frontier Corporation;
                                                        Executive Officer,                 Lexmark International
                                                        WorkPlace Integrators              Group, Inc.; The MONY
                                                        (office furniture dealer),         Group Inc.;
                                                        6/97 to present; President         Olin Corporation;
                                                        and Chief Executive                Tricon Global
                                                        Officer, Ben & Jerry's             Restaurants, Inc.
                                                        Homemade, Inc. (ice cream
                                                        and frozen desserts), 2/95
                                                        to 10/96; Chairman,
                                                        Rokher-J, Inc. (management
                                                        consulting), 10/91 to 2/95
                                                        and 10/96 to 6/97.

Robert N. Thurston       Director               1996    Business consultant, 1985     66   Ag-Bag International
                                                        to present; former                 Ltd.; McDonald's
                                                        Executive Vice President,          Corporation.
                                                        The Quaker Oats Company.

              CLASS I DIRECTORS HOLDING OFFICE FOR TERMS EXPIRING AT THE 2000 ANNUAL MEETING

                           Positions with     Director     Principal Occupation                   Other
        Name                  ACNielsen         Since     During Last Five Years      Age     Directorships
        ----                  ---------         -----     ----------------------      ---     -------------
Donald W. Griffin        Director               1996    Chairman, President and       62   Olin Corporation;
                                                        Chief Executive Officer,           Rayonier Inc.
                                                        Olin Corporation
                                                        (manufacturer of chemicals,
                                                        metals and ammunition),
                                                        4/96 to present; President
                                                        and Chief Executive
                                                        Officer, 1/96 to 4/96;
                                                        President and Chief
                                                        Operating Officer, 2/94 to
                                                        12/95.

Robert M. Hendrickson    Director               1996    President, Juno Capital       69
                                                        Partners, Ltd. (corporate
                                                        finance and investment
                                                        management consulting),
                                                        4/88 to present; Chairman,
                                                        Juno Land Investment
                                                        Corporation (residential
                                                        real estate development),
                                                        1/90 to present; President,
                                                        Juno Land Development
                                                        Corporation (commercial
                                                        real estate development),
                                                        7/96 to present.

Brian B. Pemberton       Director               1996    President and Chief           54   ROHN Industries, Inc.
                                                        Executive Officer, ROHN
                                                        Industries, Inc.
                                                        (manufacturer of cellular
                                                        and PCS industry towers and
                                                        shelters), 4/97 to present;
                                                        business consultant, 1/97
                                                        to 4/97; President-SKYCELL
                                                        Services, American Mobile
                                                        Satellite Corporation
                                                        (mobile communications),
                                                        8/96 to 12/96; President
                                                        and Chief Executive
                                                        Officer, 4/95 to 8/96;
                                                        President, 4/90 to 4/95.

Nicholas L. Trivisonno   Chairman, Chief        1996    Chairman and Chief            51   Rayonier Inc.
                         Executive Officer              Executive Officer,
                         and Director                   ACNielsen, 5/96 to present;
                                                        Executive Vice
                                                        President-Finance and
                                                        Chief Financial Officer,
                                                        The Dun & Bradstreet
                                                        Corporation (business
                                                        information), 9/95 to
                                                        11/96; Executive Vice
                                                        President-Strategic
                                                        Planning and Group
                                                        President, GTE Corporation
                                                        (telecommunications),
                                                        10/93 to 7/95; director,
                                                        4/95 to 7/95.


               CLASS II DIRECTORS HOLDING OFFICE FOR TERMS EXPIRING AT THE 2001 ANNUAL MEETING

                           Positions with     Director     Principal Occupation                   Other
        Name                  ACNielsen         Since     During Last Five Years      Age     Directorships
        ----                  ---------         -----     ----------------------      ---     -------------
Robert H. Beeby          Director               1996    Retired CEO, Frito-Lay,       67   Church & Dwight
                                                        Inc. (snack food                   Company; Columbia
                                                        manufacturer), 1991 to             Energy Group.
                                                        present.

Thomas C. Hays           Director               1996    Chairman and Chief            63   Fortune Brands, Inc.;
                                                        Executive Officer, Fortune         Gallaher Group Plc.
                                                        Brands, Inc. (consumer
                                                        products), 1/95 to present;
                                                        President and Chief
                                                        Operating Officer,
                                                        1/88 to 12/94.

Robert J Lievense        President, Chief       1996    President and Chief           53
                         Operating Officer              Operating Officer,
                         and Director                   ACNielsen, 5/96 to present;
                                                        Executive Vice President,
                                                        The Dun & Bradstreet
                                                        Corporation (business
                                                        information), 2/95 to
                                                        11/96; Senior Vice
                                                        President, 7/93 to 2/95.

John R. Meyer            Director               1996    Professor Emeritus, Harvard   71   The MONY Group Inc.;
                                                        University, 1/97 to                Union Pacific
                                                        present; Professor, Harvard        Corporation; Union
                                                        University, 7/73 to 12/96.         Pacific Railroad
                                                                                           Company.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held eight meetings during 1998. In addition, nine meetings of Board Committees were held. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of the Board Committees on which he or she served.

     The Board of Directors has three standing Committees comprising (i) the Audit and Finance Committee, (ii) the Compensation Committee and (iii) the Nominating Committee.

     The principal functions of the Audit and Finance Committee are to (i) assure that the internal accounting controls of the Company are adequate to ensure that the Company's financial statements are prepared in accordance with generally accepted accounting principles, and (ii) review the key financial aspects of the Company's business, develop recommendations and render reports with respect thereto to the Board. The Audit and Finance Committee consists of Messrs. Hendrickson (Chairman), Griffin, Holland, Meyer, Pemberton and Ms. Hendricks. The Audit and Finance Committee held four meetings during 1998.

     The principal functions of the Compensation Committee are to (i) review and approve the annual compensation and benefits of senior executives, and (ii) administer the compensation and benefit plans maintained by the Company. It also has the authority to amend all compensation and benefit plans maintained by the Company to the extent the delegation of such authority to the Compensation Committee is permitted under such plans. In performing its responsibilities, the Compensation Committee advises on, recommends and approves executive and professional compensation policies, strategies and pay levels and assists the Board in ensuring that the Company's officers, key executives and Board members are compensated in accordance with the executive and professional compensation policy established by the Board of Directors. The Compensation Committee consists of Messrs. Thurston (Chairman), Beeby, Griffin, Hays and Pemberton. The Compensation Committee held four meetings during 1998.

     The principal functions of the Nominating Committee are to (i) recommend criteria to the Board regarding qualifications for Board membership, (ii) review the qualifications of candidates for Board membership and(iii) recommend candidates to the Board for election as directors. Shareholders' recommendations for nominees for membership on the Board of Directors will be considered by the Nominating Committee. The Nominating Committee has not adopted formal procedures for the submission of such recommendations. However, Shareholders may recommend nominees to the Nominating Committee by submitting the names in writing to: John
R. Meyer, Chairman of the Nominating Committee, ACNielsen Corporation, 177 Broad Street, Stamford, CT 06901. ACNielsen's by-laws specify certain time limitations, notice requirements and other procedures applicable to the submission of nominations to be brought before an Annual or Special Meeting of the Company. The Nominating Committee consists of Messrs. Meyer (Chairman), Beeby, Hays and Hendrickson. The Nominating Committee held one meeting during 1998.

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit and Finance Committee, the Board of Directors of ACNielsen has selected Arthur Andersen LLP ("Arthur Andersen") as independent public accountants to audit the consolidated financial statements of the Company for the year 1999. In accordance with a resolution of the Board of Directors, this selection is being presented to Shareholders for ratification at the Annual Meeting. Arthur Andersen has acted as the Company's independent public accountants since the Spin-Off.

     A representative of Arthur Andersen is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

     If the proposal to ratify the selection of Arthur Andersen is not approved by Shareholders, or if prior to the 2000 Annual Meeting, Arthur Andersen declines to act or otherwise becomes incapable of acting, or if its employment is discontinued by the Board of Directors, then the Board of Directors will appoint other independent accountants whose employment for any period subsequent to the 2000 Annual Meeting will be subject to ratification by the Shareholders at that meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION
OF ARTHUR ANDERSEN.                           ---

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

REPORT OF THE COMPENSATION COMMITTEE

   BACKGROUND

     This report to Shareholders reviews the decisions made and actions taken by the Compensation Committee of the Board of Directors (the "Committee") as they relate to the compensation of the Chairman and Chief Executive Officer and the other executive officers, all of whom are named in the Summary Compensation Table (the "named officers"), for the period from January 1, 1998 to December 31, 1998.

     The Committee's oversight of the Company's executive compensation program was directed by an overall philosophy intended to meet several important criteria: (i) enable the Company to retain and attract the necessary strategic leadership resources; (ii) directly link management compensation to the Company's share price appreciation and, therefore, Shareholder value appreciation; and (iii) tie pay to the Company's achievement of a financial turnaround. In all of its executive compensation determinations, the Committee considered the nature of the financial and operational challenges and opportunities facing the Company.

   EXECUTIVE COMPENSATION PROGRAM -- OVERVIEW AND ACTIONS

     During 1998, the executive compensation program for the named officers was comprised of two principal elements: annual cash compensation (consisting of base salaries and annual incentives) and long-term incentives (consisting of turnaround incentives and stock options). These plans were each designed to further the Shareholders' interests by facilitating the employment of talented executives and motivating them to achieve superior levels of performance. An overview of each of these elements and the specific actions taken is provided below.

   ANNUAL CASH COMPENSATION

     Annual cash compensation for the named officers consists of base salary and an annual at-risk incentive.

     At the time of the Spin-Off from Dun & Bradstreet in November 1996, the Committee reviewed competitive pay data, and set base salary levels and annual incentive targets for the named officers for the period through December 31, 1998. In making its determinations at that time, the Committee examined pay data provided by an independent executive compensation consultant for similar or related positions in a 28-company sample of consumer packaged goods companies and reviewed such data with the consultant. In addition, the Committee considered compensation practices among professional service firms.

     The Committee considered these to be relevant competitive frames of reference for the period commencing November 1, 1996 and ending December 31, 1998 as the pay levels reflected compensation levels for the labor market within which ACNielsen competed for executive talent. The Committee is aware that this comparison group differs from that used for relative shareholder return comparison purposes in this Proxy Statement's performance graph. The Committee believes that the performance graph peer group does not reflect the labor market within which the Company competed for executive resources.

     The annual incentive links the award of each named officer to performance measures most appropriate to his responsibilities. To focus efforts on overall Company objectives, their awards were tied to corporate performance, as defined by revenue, operating income and net income, employee satisfaction, and their contributions toward the Company's achievements in 1998 including the (i) implementation of the corporate direction; (ii) continued enhancement of the Company's reputation within the investment community; and (iii) launch of several global initiatives intended to expand and improve existing products and services and ensure consistency and excellence of the ACNielsen brand throughout all operating regions.

     In accordance with the Committee's decision at the time of the Spin-Off to set base salaries and annual incentive targets through December 31, 1998, no adjustments were made to 1998 base salary or annual incentive targets during 1998 for the named officers.

   LONG-TERM INCENTIVE COMPENSATION

     The Company provided the named officers and other executives with incentives linked to longer-term corporate performance through the turnaround incentive described below and through equity-based incentives. The combination of these two key elements was intended to enable the named officers to benefit accordingly when meaningful Shareholder wealth was created, and directly link a significant portion of total and at-risk compensation to the Company's long-term stock performance.

     Turnaround Incentive. ACNielsen's turnaround incentive heightened the focus for the named officers on the need to dramatically improve the Company's financial results. In connection with the Spin-Off, the Committee approved the adoption of the turnaround incentive and specific incentive targets for the named officers and performance objectives for the 1997-1998 performance period. The turnaround incentive provided awards to the named officers based on the Company's cumulative revenue growth, operating income and return on investment targets over a two-year period. Other factors considered by the Committee included the (i) substantial increase in the Company's market capitalization over the two-year period; and (ii) successful completion and integration of a number of acquisitions in furtherance of the Company's objective to pursue profitable growth opportunities by expanding geographically and by offering a wider array of products and services.

     Stock Options. The equity-based incentive plans provide the named officers with stock option-based incentives. The equity-based incentive plans are generally designed to provide periodic grants of options to acquire the Company's Common Stock.

     In connection with the Spin-Off of the Company as an independent, publicly-traded corporation, grants of new stock options ("Effective Date Options") were made to the named officers in 1996. These Effective Date Options were granted with an exercise price based on the average of the high and low trading prices of ACNielsen Common Stock on the first day of regular way trading as an independent company. These grants made to the named officers anticipated no additional stock option grants to the named officers prior to November 1999.

     The Effective Date Options granted to the named officers become exercisable ratably over six years. In addition, these options have a performance-accelerated vesting provision whereby one half of the unvested options become exercisable if the Company's stock price reaches 150% of the exercise price for five consecutive trading days and the remaining unvested options become exercisable if the Company's stock price reaches 200% of the exercise price for five consecutive trading days. In September 1997, the Company's stock price achieved the first of these performance-accelerated vesting thresholds.

     The Effective Date Option grants were approved as part of the launching of the independent ACNielsen, were designed to maximize the incentive to increase the value of ACNielsen to its Shareholders, and recognized both (i) the reduced long-term cash compensation opportunity available to the named officers as compared to the long-term cash compensation that had been available to them at Dun & Bradstreet prior to the Spin-Off and (ii) that the executive compensation program anticipates no additional stock option grants to the named officers prior to November 1999.

     A portion of the stock options granted in connection with the Spin-Off reflected the substitution of ACNielsen options ("Substitute Options") for Dun & Bradstreet stock options held by the named officers as of the Spin-Off. The conversion method was agreed to as part of the Spin-Off agreements with Dun & Bradstreet and was calculated by comparing Dun & Bradstreet's average stock price over the five consecutive trading days immediately preceding the first date on which Dun & Bradstreet Common Stock traded ex-dividend and ACNielsen's average stock price for the first five consecutive trading days starting on the first date on which ACNielsen Common Stock traded regular way. The conversion resulted in an increased number of options, each with lower exercise prices to preserve the economic value of the Dun & Bradstreet options, all of which Dun & Bradstreet options initially had been granted at fair market value. Other material provisions, including the normal vesting schedule and term, were not changed.

     No new grants of stock options were made to the named officers in 1998.

   COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     In October 1996, the Committee reviewed the base salary and annual incentive target for the Company's Chairman and Chief Executive Officer, Nicholas L. Trivisonno. As set forth above, (i) no adjustments were made to Mr. Trivisonno's 1998 base salary or annual incentive target during 1998 and (ii) no additional stock option grants were made to Mr. Trivisonno in 1998.

     The Committee awarded Mr. Trivisonno an annual incentive of $900,000 for 1998 based on its assessment of the Company's financial performance as having substantially met its revenue and exceeded its operating income, net income and employee satisfaction performance targets. Mr. Trivisonno was awarded a turnaround incentive of $1,050,000 based on the Company's substantially meeting its cumulative revenue growth target and exceeding its operating income and return on investment targets over the relevant two-year period. As indicated above, a number of other factors were considered by the Committee in granting both the annual and turnaround incentives and Mr. Trivisonno made significant contributions towards the Company's achievements with respect to each of the factors described.

   $1 MILLION DEDUCTION LIMIT

     Section 162(m) of the Internal Revenue Code (the "Code") limits deductibility of certain compensation for the Chief Executive Officer and the additional four executive officers who are highest paid and employed at year-end to $1 million per year per executive. The $1 million limit on deductibility does not apply to compensation that meets the requirements for qualified performance-based compensation as further described under the Code.

     The 1996 ACNielsen Corporation Senior Executive Incentive Plan and the 1996 ACNielsen Corporation Key Employees' Stock Incentive Plan, approved by Shareholders at the 1997 annual meeting, enable the Company to meet the conditions to allow compensation under those plans to qualify for tax deductibility under the Code.

   IN CONCLUSION

     The Committee believes the executive compensation program described above, through the Committee's administration of the elements of the program, will continue to facilitate the Company's ability to retain, motivate and attract the executive resources required to maximize Shareholder returns. The emphasis on variable pay and the direct link to both short- and long-term results, as well as financial and stock performance, links pay to critical measures of Company performance.

   THE COMPENSATION COMMITTEE

            Robert N. Thurston, Chairman
            Robert H. Beeby
            Donald W. Griffin
            Thomas C. Hays
            Brian P. Pemberton

PERFORMANCE GRAPH

     The following graph compares the cumulative total return to Shareholders of ACNielsen Common Stock to the cumulative total return of the Standard & Poor's 500 Index and a peer group. Since there is no widely recognized standard industry group or index comprising ACNielsen and peer companies, the BusinessWeek magazine Other Services group of companies has been used as the peer group. This is an independently compiled company grouping that includes ACNielsen and 21 other companies. As ACNielsen only commenced regular way trading on the New York Stock Exchange on November 4, 1996, the period covered by the graph begins on that date and ends on December 31, 1998.



                      COMPARISON OF CUMULATIVE TOTAL RETURN

             ACNIELSEN, S&P 500 & BUSINESSWEEK OTHER SERVICES GROUP

                 [GRAPHICAL REPRESENTATION OF PERFORMANCE GRAPH]



         YEAR ENDING                   1996         1997        1998
     -------------------              -------     -------     -------
     ACNielsen ..................     $ 97.57     $156.00     $180.80
     S&P 500 ....................     $104.99     $140.02     $180.03
     BW Group ...................     $ 97.80     $123.00     $ 97.65


SOURCE: STANDARD & POOR'S
ASSUMES $100 INVESTED ON 11/4/96
ASSUMES DIVIDEND REINVESTMENT



The peer group is made up of companies in the BusinessWeek magazine Other Services group as published on December 28, 1998. However, the peer group return figures shown in the graph exclude ACNielsen and two companies that began trading publicly during 1998. The graph includes the following companies: ABM Industries Inc., Administaff, Inc. (included in 1998 return only; began trading publicly during 1997), Borg-Warner Security Corporation, CDI Corporation, Cendant Corporation, Cintas Corporation, Interim Services Inc., Kelly Services Inc., Manpower Inc., Modis Professional Services, Inc., Norrell Corporation, Novacare Employee Services, Inc. (included in 1998 return only; began trading publicly during 1997), Novacare, Inc., Olsten Corporation, Republic Industries, Inc., Robert Half International Inc., Service Corporation International, ServiceMaster Company, Staff Leasing, Inc. (included in 1998 return only; began trading publicly during 1997) and United Auto Group, Inc. In accordance with SEC requirements, the return for each issuer in the peer group has been weighted according to its stock market capitalization at the beginning of each period for which a return is indicated.

SUMMARY COMPENSATION TABLE

     With the exception of Robert J. Chrenc, the executive officers named in the Summary Compensation Table below were employed by Dun & Bradstreet until the Spin-Off. Accordingly, as reflected in the Summary Compensation Table, such executive officers' compensation, both annual and long-term, for all periods up to the November 1, 1996 Spin-Off was paid by Dun & Bradstreet based on their responsibilities at Dun & Bradstreet and their compensation for the remainder of 1996 was paid by ACNielsen.

                                                                                       LONG-TERM COMPENSATION
                                                                                ---------------------------------
                                                     ANNUAL COMPENSATION                AWARDS         PAYOUTS
                                                ------------------------------- --------------------  -----------
    (a)                        (b)              (c)        (d)         (e)          (f)        (g)       (h)        (i)
                                                                                           SECURITIES
                                                                   OTHER ANNUAL RESTRICTED UNDERLYING  LONG-TERM   ALL OTHER
                                                                      COMPEN-     STOCK     OPTIONS/    INCENTIVE   COMPEN-
                                                SALARY      BONUS   SATION (1)   AWARD(S)   SARS (2)   PAYOUTS (3) SATION (4)
NAME AND PRINCIPAL POSITION   YEAR               ($)        ($)         ($)         ($)        (#)         ($)         ($)
---------------------------   ----              ------      -----  ------------ ---------- ---------   ----------- ---------
Nicholas L. Trivisonno        1998    ART       550,000    900,000      86,842       0             0    1,050,000     5,600   ART
Chairman and Chief            =====================================================================================================
 Executive Officer            1997    ART       550,000    800,000      54,768       0             0            0     5,600   ART
                              =====================================================================================================
                              1996    ART        91,667     86,000        --         0       740,145            0     3,208   ART
                                      D&B       375,000    691,667        --         0             0      550,000         0   D&B
                                                -------    -------                 ---       -------    ---------    ------
                                      Total     466,667    777,667        --         0       740,145      550,000     3,208   Total
                              =====================================================================================================

Robert J Lievense             1998    ART       475,000    600,000     289,210       0             0      770,000     5,600   ART
President and Chief           =====================================================================================================
 Operating Officer            1997    ART       475,000    565,000     163,579       0             0            0     5,600   ART
                              =====================================================================================================
                              1996    ART        79,167     64,000        --         0       606,522            0     2,771   ART
                                      D&B       368,333    694,406         576       0             0    1,096,341    27,791   D&B
                                                -------    -------     -------     ---       -------    ---------    ------
                                      Total     447,500    758,406         576       0       606,522    1,096,341    30,562   Total
                              =====================================================================================================

Michael P. Connors            1998    ART       375,000    575,000        --         0             0      700,000     5,600   ART
Vice Chairman                 =====================================================================================================
                              1997    ART       375,000    525,000        --         0             0            0     5,600   ART
                              =====================================================================================================
                              1996    ART        62,500     56,000        --         0       437,649            0     2,188   ART
                                      D&B       263,333    622,500     551,914       0             0      392,800     8,001   D&B
                                                -------    -------     -------     ---       -------    ---------    ------
                                      Total     325,833    678,500     551,914       0       437,649      392,800    10,189   Total
                              =====================================================================================================

Earl H. Doppelt               1998    ART       375,000    400,000        --         0             0      560,000     5,600   ART
Executive Vice President      =====================================================================================================
 and General Counsel          1997    ART       375,000    375,000        --         0             0            0     5,600   ART
                              =====================================================================================================
                              1996    ART        62,500     43,000        --         0       504,325            0     2,188   ART
                                      D&B       295,833    791,666        --         0             0      888,000    22,642   D&B
                                                -------    -------                 ---       -------    ---------    ------
                                      Total     358,333    834,666        --         0       504,325      888,000    24,830   Total
                              =====================================================================================================

Robert J. Chrenc (5)          1998    ART       350,000    400,000        --         0             0      560,000     5,600   ART
Executive Vice President      =====================================================================================================
 and Chief Financial          1997    ART       350,000    375,000        --         0             0            0     5,600   ART
 Officer                      =====================================================================================================
                              1996    ART       204,167    175,000        --         0       325,000            0     2,042   ART
                              =====================================================================================================


----------

(1) Of the 1998 amount shown for Mr. Trivisonno, $76,561 represents Company-paid transportation. Of the 1998 amount shown for Mr. Lievense, (i) $244,274 represents commutation expenses comprised of reimbursement for travel and lodging and Company-paid transportation, consistent with a prior arrangement Mr. Lievense had with Dun & Bradstreet, and (ii) $33,824 represents reimbursement for related taxes. Of the 1997 amount shown for Mr. Trivisonno, $42,486 represents Company-paid transportation. Of the 1997 amount shown for Mr. Lievense (i) $130,808 represents commutation expenses comprised of reimbursement for travel and lodging and Company-paid transportation, consistent with a prior arrangement Mr. Lievense had with Dun & Bradstreet, and (ii) $23,271 represents reimbursement for related taxes. The 1996 amount shown for Mr. Lievense represents reimbursement for taxes with respect to Company-directed spousal travel. The 1996 amount shown for Mr. Connors represents reimbursement for relocation expenses as follows: $303,250 for relocation expenses incurred and $248,664 for taxes. There are no amounts required to be reported for the other named officers.

(2) Amounts shown represent the number of nonqualified stock options granted each year. Amounts shown for 1996 include both Substitute Options granted to replace Dun & Bradstreet options held by the named officers as of the Spin-Off and Effective Date Options granted as part of the launching of ACNielsen. The number of Substitute Options granted to the named officers was as follows: Mr. Trivisonno--90,145; Mr. Lievense--181,522; Mr. Connors--62,649; Mr. Doppelt--179,325; Mr. Chrenc--0. The number of Effective Date Options granted was as follows: Mr. Trivisonno--650,000; Mr. Lievense--425,000; Mr. Connors--375,000; Mr. Doppelt--325,000; and Mr.
     Chrenc--325,000. Under the current executive compensation program approved by the Committee, it is anticipated that the named officers will not receive additional stock option grants prior to November 1999. Limited SARs were granted in tandem with all listed options. No new options were granted in 1997 or 1998.

(3) The amounts shown in 1996 represent payments made by Dun & Bradstreet under its long-term incentive plans. The 1996 payments include accelerated payments made under such plans as a result of the Spin-Off.

(4) The 1996 ACNielsen amount and 1997 and 1998 amounts represent Company contributions for the account of the named officers under the ACNielsen Employee Stock Ownership Plan. The 1996 Dun & Bradstreet amount represents aggregate Dun & Bradstreet contributions for the account of the named officers under the Dun & Bradstreet Profit Participation Plan and the Dun & Bradstreet Profit Participation Benefit Equalization Plan.

(5) The 1996 salary and bonus for Mr. Chrenc represent the amounts earned from his date of employment, June 1, 1996.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     None of the named executive officers were granted options or stock appreciation rights in 1998.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information as to options exercised by each of the named executive officers of ACNielsen during 1998, and the number of securities underlying unexercised options and the value of unexercised in-the-money options at fiscal year-end.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                SHARES                      OPTIONS/SARS AT FISCAL   IN-THE-MONEY OPTIONS/SARS
                               ACQUIRED         VALUE         YEAR-END (#)(1)        AT FISCAL YEAR-END ($)(2)
                              ON EXERCISE      REALIZED   -------------------------  -------------------------
 NAME                            (#)             ($)      EXERCISABLE UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
---------------------------   -----------      --------   ----------- -------------  ----------- -------------
Nicholas L. Trivisonno ....       0               0         500,940     239,205       5,973,652    2,857,917
Robert J Lievense .........       0               0         450,184     156,338       5,404,357    1,867,106
Michael P. Connors ........       0               0         296,986     140,663       3,583,936    1,694,660
Earl H. Doppelt ...........       0               0         387,195     117,130       4,738,303    1,394,097
Robert J. Chrenc ..........       0               0         216,666     108,334       2,599,992    1,300,008


----------

(1) No SARs were outstanding at December 31, 1998. However, all outstanding options were granted in tandem with limited SARs which may be exercised, in whole or in part, only during the 30-day period beginning on the first day following the acquisition of at least 20% of all outstanding Common Stock pursuant to any tender or exchange offer not made by the Company.

(2) The values shown equal the difference between the exercise price of unexercised in-the-money options and the average of the high and low trading prices of ACNielsen Common Stock on December 31, 1998. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table shows the target award opportunities set during 1998 for the 1999-2000 performance period under the ACNielsen Corporation Senior Executive Incentive Plan.

                  (a)                          (b)             (c)           (d)          (e)           (f)
                                                          PERFORMANCE
                                            NUMBER OF       OR OTHER           ESTIMATED FUTURE PAYOUTS (2)
                                          SHARES, UNITS   PERIOD UNTIL   ---------------------------------------
                                            OR OTHER       MATURATION    THRESHOLD ($)  TARGET ($)   MAXIMUM ($)
                 NAME                      RIGHTS($)(1)     OR PAYOUT         (0%)        (100%)        (300%)
                 ----                     -------------   ------------   -------------  ----------   -----------
Nicholas L. Trivisonno .................     750,000        Two Years          0         750,000      2,250,000
Robert J Lievense ......................     550,000        Two Years          0         550,000      1,650,000
Michael P. Connors .....................     550,000        Two Years          0         550,000      1,650,000
Earl H. Doppelt ........................     400,000        Two Years          0         400,000      1,200,000
Robert J. Chrenc .......................     400,000        Two Years          0         400,000      1,200,000


----------

(1) Future payouts are based on the Company's cumulative diluted earnings per share, average annual return on investment and change in share price for the 1999-2000 performance period. Eligibility for awards are conditioned upon the execution of a noncompete agreement.

(2) Awards may range from 0-300% of the target value based on achievements within a range of performance.

ACNIELSEN RETIREMENT BENEFITS

     The following table sets forth the estimated average annual benefits payable under the ACNielsen Corporation Supplemental Executive Retirement Plan ("SERP") to persons in specified average final compensation and credited service classifications upon retirement at age 65. Amounts shown in the table also include (i) U.S. Social Security benefits, (ii) benefits payable under the ACNielsen Corporation Balance Account for Retirement Plan and the ACNielsen Corporation Retirement Benefit Excess Plan (qualified and excess defined benefit plans, respectively, the benefits of which are not determined with reference to final average compensation), and (iii) benefits, if any, payable under predecessor plans of Dun & Bradstreet, all of which would be deducted in calculating benefits payable under the SERP.

     SERP benefits, which vest after five years of credited service, are calculated as 5% of average final compensation per year, for the first ten years of credited service, and 2% per year for the next five years, up to a maximum of 60% of average final compensation after 15 years of credited service. Benefits payable under the SERP are greater than benefits payable under ACNielsen's qualified and excess defined benefit plans.

                                               ESTIMATED AGGREGATE ANNUAL ACNIELSEN RETIREMENT
                                                   BENEFIT ASSUMING CREDITED SERVICE OF:
       AVERAGE FINAL                         --------------------------------------------------
       COMPENSATION                           5 YEARS      10 YEARS      15 YEARS      20 YEARS
       -------------                         --------      --------      --------      --------
        $  725,000 .......................   $181,250      $362,500      $435,000      $435,000
           825,000 .......................    206,250       412,500       495,000       495,000
           925,000 .......................    231,250       462,500       555,000       555,000
         1,025,000 .......................    256,250       512,500       615,000       615,000
         1,125,000 .......................    281,250       562,500       675,000       675,000
         1,225,000 .......................    306,250       612,500       735,000       735,000
         1,325,000 .......................    331,250       662,500       795,000       795,000
         1,425,000 .......................    356,250       712,500       855,000       855,000
         1,525,000 .......................    381,250       762,500       915,000       915,000
         1,625,000 .......................    406,250       812,500       975,000       975,000


     The number of years of credited service for Messrs. Trivisonno, Lievense, Connors, Doppelt and Chrenc are, respectively, three, nine, three, four and two.

     Compensation for the purpose of determining SERP benefits consists of base salary and regular annual cash bonuses. Severance pay, income derived from equity-based awards and other forms of special remuneration are excluded (including bonuses based on a performance period of longer than one year).

     For 1998, pensionable earnings under the SERP do not include bonuses earned in 1998 and paid in 1999 to the named executive officers, which were included in the annual compensation column in the Summary Compensation Table. Instead, pensionable earnings under the SERP for 1998 consist of 1998 base salary and 1997 bonuses paid in 1998.

     Average final compensation is defined as the highest average annual compensation during five consecutive twelve-month periods in the last ten consecutive twelve-month periods of the member's credited service. The benefits shown in the table above are calculated on a straight-life annuity basis.

CHANGE IN CONTROL SEVERANCE AGREEMENTS

     The Company has entered into agreements with the executive officers named in the Summary Compensation Table providing severance benefits in the event of a termination of employment in the circumstances described below following a "change in control" (as defined below) of the Company. The agreements were effective as of November 1, 1996 and remain in effect through December 31, 1999. On each January 1st thereafter, the agreement automatically extends for an additional year unless notice is given to the contrary by the Company prior to the preceding September 30th. Following the end of the month in which a change in control occurs, the agreements will remain in effect for no more than an additional 15 months (the "Protected Period").

     Benefits become payable in the event the executive is terminated during the Protected Period without "cause" (generally, the executive's willful and continued failure to perform his duties or his engaging in conduct that is materially injurious to the Company) or the executive terminates employment during that period for "good reason" (generally, an unfavorable change in employment status, reduction in compensation or benefits, required relocation or the lapse of 12 months following the change in control). The benefits payable under the agreements include (i) a lump sum amount equal to three times the sum of the executive's annual base salary and annual bonus, (ii) full vesting under the SERP and crediting of the maximum number of years of service for purposes of determining the amount of retirement benefits, (iii) a pro-rated portion of the executive's annual target bonus and a full target bonus payable with respect to any performance period longer than one year, (iv) cash reimbursement up to 20% of annual compensation (but no more than $100,000) for outplacement expenses,
(v) life and health insurance coverage for up to 36 months, and (vi) retiree life and medical insurance beginning at age 55. In addition, the executive is entitled to a gross-up payment from the Company to cover any required excise taxes (and any income taxes on the gross-up amount) payable by the executive as a result of the change in control.

     A change in control will generally be deemed to have occurred under the following circumstances: (i) an acquisition by any person of 20% of the combined voting power of the Company's securities, (ii) during any period of twenty-four months a majority of the Company's Board of Directors ceases to consist of (x) directors in office at the beginning of such period or (y) directors whose election was approved by two-thirds of the directors in office at the beginning of the period or by directors whose election was so approved, (iii) the Company's merger or consolidation with another entity (other than one in which the Company's shares outstanding prior to the merger represent more than 66 2/3% of the voting power of the surviving company and no shareholder holds 20% or more of such voting power) or (iv) the liquidation or sale of substantially all of the Company's assets.

EXECUTIVE TRANSITION PLAN

     The ACNielsen Corporation Executive Transition Plan ("ETP") provides severance benefits to the Chief Executive Officer of the Company and other executives he designates, including those named in the Summary Compensation Table. The ETP generally provides for the payment of severance benefits if the employment of a covered executive terminates by reason of a reduction in force, job elimination, unsatisfactory job performance or a mutually acceptable resignation. In the event of an eligible termination, the executive will be paid 104 weeks of salary continuation consisting of such executive's annual base salary (paid at the same payroll intervals applicable to active employees) and annual incentive opportunity for the year of termination (pro-rated to reflect its payment at the same payroll intervals as salary). If, however, the executive is terminated by reason of unsatisfactory performance, the annual incentive opportunity will not be included in such executive's salary continuation payments.

     In addition, the ETP provides a covered executive with the following benefits upon an eligible termination: (i) continued medical, dental and life insurance coverage throughout the salary continuation period, (ii) unless terminated for unsatisfactory performance, a pro-rated annual bonus will be paid for the period of employment if the applicable performance target is met, (iii) unless terminated for unsatisfactory performance, a pro-rated long-term bonus will be paid for the period of employment if the applicable performance target is met and the executive is employed for at least half the period of the relevant performance cycle and (iv) in certain instances, outplacement services and financial counseling. The ETP gives the Chief Executive Officer the discretion to increase or decrease ETP benefits for executives other than the Chief Executive Officer, subject to the review of any such decision with the Compensation Committee. The Compensation Committee has this discretion with respect to the Chief Executive Officer.

     The ETP may not be amended during the one year period following a change in control of the Company (as defined in the change in control agreements). Any benefits payable under the ETP, however, will be offset by any other severance payments made to a covered executive by the Company including, but not limited to, amounts paid pursuant to the change in control agreements.

COMPENSATION OF DIRECTORS

     Cash Compensation. Each director not employed by the Company (a "Non-Employee Director") is paid a retainer at an annual rate of $25,000 in quarterly installments and each Non-Employee Director who is Chairman of a

Board Committee is also paid a Chairman's fee at an annual rate of $3,000 in quarterly installments. In addition, each Non-Employee Director is paid a fee of $1,000 for each Board or Committee meeting attended (or, in the case of a meeting held over a two-day period, $2,000) and for each meeting of Non-Employee Directors only. Directors employed by the Company receive no retainers or fees.

     Deferred Compensation Plan. Non-Employee Directors may elect to defer all or a specified part of the retainer and fees pursuant to the 1996 ACNielsen Corporation Non-Employee Directors' Deferred Compensation Plan (the "Deferred Compensation Plan"). Under this plan, these directors can defer compensation into a cash account and/or a deferred stock account. Payment of deferred amounts and applicable interest or dividends can be deferred until the first business day of the calendar year immediately following the date on which a deferring director terminates service as a director. Payments from a deferred cash account are made in cash and payments from a deferred stock account are made in shares of ACNielsen Common Stock.

     Directors' Stock Incentive Plan. Under the terms of the 1996 ACNielsen Corporation Non-Employee Directors' Stock Incentive Plan (the "Directors' Incentive Plan"), the Compensation Committee may grant a Non-Employee Director such number of stock options and/or such number of shares of ACNielsen restricted stock as the Committee may, in its sole discretion, determine.

     Under the director compensation program approved by the Board of Directors in 1996, a Non-Employee Director is granted 10,000 stock options under the Directors' Incentive Plan when he or she first commences service as a director, at an option exercise price equal to the fair market value of a share of ACNielsen Common Stock on the date of grant. The director compensation program anticipates that no additional option grants would be made for two years from the date of the initial grant and, thereafter, annual grants of 5,000 options would be made. In 1998 and pursuant to such director compensation program, each Non-Employee Director was granted 5,000 stock options under the Directors' Incentive Plan with an exercise price equal to the fair market value of a share of ACNielsen Common Stock on the date of grant (the "Grant Date"). One-fourth of such options become exercisable each year beginning one year after the Grant Date and the options expire on the tenth anniversary of the Grant Date.

     Change in Control. The Deferred Compensation Plan and the Directors' Incentive Plan provide that, in the event of a "change in control" (as defined under "Change in Control Severance Agreements" above) of ACNielsen, the Compensation Committee may, in its sole discretion, take such actions, if any, as it deems necessary or desirable with respect to any Awards (as hereinafter defined) as of the date of the consummation of the change in control including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted under each such plan.

     For purposes of the Deferred Compensation Plan, an Award means the shares or cash deferred pursuant to such plan. For purposes of the Directors' Incentive Plan, an Award means a stock option or share of restricted stock granted pursuant to such plan.

     The Company has no retirement plan for Non-Employee Directors.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholder proposals for inclusion in the proxy materials related to the Annual Meeting of Shareholders in 2000 must be received by ACNielsen no later than November 15, 1999.

     Under ACNielsen's by-laws, a shareholder proposal not intended to be included in the proxy materials for the Annual Meeting of Shareholders in 2000 must be received by ACNielsen no later than February 4, 2000. Any such proposal must also comply with the other provisions contained in ACNielsen's by-laws relating to shareholder proposals.

March 12, 1999

  [x] PLEASE MARK YOUR                                                      9035
      VOTES AS IN THIS                                                     -----
      EXAMPLE.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED BELOW. A PROXY WHICH IS SIGNED AND RETURNED BY A SHAREHOLDER OF RECORD WITHOUT SPECIFICATION MARKED IN THE INSTRUCTION BOXES WILL BE VOTED FOR ELECTION OF ALL NOMINEES IDENTIFIED IN ITEM (1) AND FOR ITEM (2). IF ANY OTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING AND SUBMITTED TO A VOTE, A PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON(S) VOTING THE PROXY.

================================================================================
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES
                    IDENTIFIED IN ITEM (1) AND FOR ITEM (2).
--------------------------------------------------------------------------------
                   FOR ALL   WITHHOLD
                   NOMINEES  AUTHORITY
1. Election of     [  ]      [  ]      Election of four Class III Directors for
   four Class III                      a three year term expiring at the 2002
   Directors                           Annual Meeting of Shareholders. Nominees:
                                       (1) Michael P. Connors, (2) Karen L.
                                       Hendricks, (3) Robert Holland, Jr. and
                                       (4) Robert N. Thurston.

For, except vote withheld from the following nominee(s):

2. Ratification of the selection of Arthur Andersen,LLP    FOR  AGAINST ABSTAIN
   as independent public accountants to audit the           [  ]   [  ]   [  ]
   Company's consolidated financial statements for 1998.
   Mark only one.
================================================================================



                                        Please sign exactly as name appears at
                                        left. Joint owners should each sign.
                                        Executors, administrators, trustees,
                                        etc. should so indicate when signing and sign as required by the authority held.

                                        ________________________________________

                                        ________________________________________
                                         SIGNATURE(S)                 DATE
--------------------------------------------------------------------------------
   o FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL o




                                [ACNIELSEN LOGO]



Dear Shareholder:

     ACNielsen Corporation encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

     To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

     1.   To vote over the Internet:

          o Log on to the Internet and go to the Web site http://www.vote-by-net.com. Internet voting will be available until 5:00 P.M. on April 13, 1999.

     2.   To vote over the telephone:

          o On a touch-tone telephone, call 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, seven days a week. Telephone voting will be available until 8:00 A.M. on April 14, 1999.

          o Non-U.S. shareholders should call 1-201-324-0377.

     Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need to mail back your proxy card.


                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

p
R                              ACNIELSEN CORPORATION
O
X        PROXY/VOTING INSTRUCTIONS FOR THE ANNUAL MEETING TO BE HELD ON
Y    APRIL 14, 1999 AT 9:00 A.M. AT 1209 ORANGE STREET, WILMINGTON, DELAWARE

     NICHOLAS L. TRIVISONNO, ROBERT J. CHRENC and EARL H. DOPPELT, or any of them, with full power of substitution, are hereby appointed proxies to vote all the shares of Common Stock of ACNielsen Corporation ("Common Stock") which the undersigned is entitled to vote at the Annual Meeting of Shareholders on April 14, 1999, and at any adjournment thereof. Participants in the benefit plans listed in the "Notice to Participants in Certain Benefit Plans" below are referred to such notice for information on the voting of shares held in such plans.

NOTICE TO PARTICIPANTS IN CERTAIN BENEFIT PLANS.
------------------------------------------------

     The trustee of the ACNielsen Corporation Employee Stock Ownership Plan (the "ESOP"), and the ACNielsen Corporation Savings Plan (the "Savings Plan") has agreed that this proxy will also serve as voting instructions from participants in those plans who have plan contributions for their respective accounts invested in Common Stock. Proxies covering shares in the plans must be received prior to April 7, 1999. If a proxy covering shares in the ESOP or Savings Plan has not been received prior to April 7, 1999 or if it is signed and returned without specification marked in the instruction boxes, the trustee will vote those plan shares in the same proportion as the respective shares in such plan for which it has received instructions, except as otherwise required by law.

                                                                    ===========
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    ===========
  ------------------------------------------------------------------------------
   o FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL o




                                [ACNIELSEN LOGO]


                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 14, 1999
                                    9:00 A.M.
                               1209 ORANGE STREET
                              WILMINGTON, DELAWARE


      TO ORDER ACNIELSEN FINANCIAL PUBLICATIONS, PLEASE CALL 1-888-530-2580
                 OR VISIT OUR WEB SITE AT HTTP://WWW.ACNIELSEN.COM.






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